                                   EXHIBIT A
                                   ---------

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is made and entered into by and between IKOS Systems, Inc. (the "Company") and Ramon Nunez ("Nunez") as of Sept. 27, 1994.

     1.  Position and Duties: Nunez shall be employed by the Company as its
         -------------------
President and Chief Operating Officer ("COO") reporting to the Company's Chief Executive Officer ("CEO"), effective October 1, 1994 (the "Commencement Date"). As President and COO, Nunez agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Nunez from time to time by the Company's CEO.

     The Company shall use its best efforts to have Nunez nominated and elected to the Board of Directors of the Company (the "Board").

     After Nunez serves as President and COO of the Company for a time determined to be appropriate by the CEO and the Company's Board of Directors (the "Board"), he may be promoted to the position of chief executive officer of the Company but only if and when the Board and the CEO, in their sole discretion, deem appropriate.

     2.  Term of Employment: Nunez' employment with the Company pursuant to this
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Agreement is for no specified term, and may be terminated by the Company or
Nunez at any time, with or without cause. Upon the termination of Nunez' employment with the Company, for any reason, neither Nunez nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 4, 5, 7 and 8 below.

     3.  Compensation: Nunez shall be compensated by the Company for his
         ------------
services as follows:

         (a)  (i)  Salary: As President and COO, Nunez shall be paid a monthly
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salary of $12,583.33 ($151,000.00 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed as determined appropriate by the CEO. As COO, Nunez shall have the opportunity to earn up to $6,000.00 per quarter, less withholding, if Nunez achieves the quarterly objectives established for him by the Company. Shortly after executing this Agreement, Nunez and the Company's CEO shall establish and agree upon such quarterly objectives.

              (ii) If Nunez is promoted to chief executive officer, Nunez shall be paid a monthly salary of $16,250.00 ($195,000.00 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed as determined appropriate by the Board.


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

         (b)  Benefits: Whether Nunez is serving the Company as its COO or as
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its chief executive officer, he shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the medical, dental, vision and disability group insurance plans. Nunez shall also be entitled to participate in the 401(k) Plan maintained by the Company in accordance with its terms. In addition, Nunez shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

         (c)  Stock Options:
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              (i)  Upon execution of this Agreement, Nunez shall be granted a nonqualified stock option to purchase 300,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board as of the date of grant. The shares subject to this option shall vest as follows: (i) upon six (6) months' anniversary of this Agreement, 12.5%; (ii) during the next forty-two (42) month period, 2.083% per month. The options shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement.

              (ii) If the Company achieves its earnings per share objective as set forth in the Company's annual business plan approved by the Board, Nunez shall be granted additional stock options to purchase shares according to the following chart:


  Earnings Per Share Objectives
            % of Plan                               Number of Shares
-----------------------------------------        ----------------------
90% of Earnings Per Share Attained                           0
91% of Earnings Per Share Attained                       2,500
92% of Earnings Per Share Attained                       5,000
93% of Earnings Per Share Attained                       7,500
94% of Earnings Per Share Attained                      10,000
95% of Earnings Per Share Attained                      12,500
96% of Earnings Per Share Attained                      15,000
97% of Earnings Per Share Attained                      17,500
98% of Earnings Per Share Attained                      20,000
99% of Earnings Per Share Attained                      22,500
100% of Earnings Per Share Attained                     25,000

              (iii) In addition to the above, for every 4c earnings per share that the Company achieves over its objectives, Nunez shall be granted additional stock options to purchase 10,000 shares. The stock options earned by Nunez under this subparagraph (iii) will vest as follows: 8.3333% per month. The exercise price for these options shall be equal to the fair market value of the Company's Common Stock determined by the Board as of their date of grant. These options shall be subject to the terms and conditions of the Company's stock option plan and the Company's standard form of stock option agreement.

     Up to forty percent (40%) of the stock options referred to in subparagraphs (ii) and (iii) above shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) shall be earned in the second half of the applicable fiscal year.

         (d)  Performance Bonus. Nunez shall have the opportunity to earn
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an annual Performance Bonus. As President and COO, Nunez may earn an annual
Performance Bonus of up to $80,000,000 per year. The Performance Bonus shall have two components: (i) 80% of the Performance Bonus may be earned on the basis of revenue objectives and earnings per share; and (ii) 20% of the Performance Bonus is discretionary and will be granted based upon Nunez' job performance and other factors as determined by the CEO and the Board. The Performance Bonus shall be determined as follows:

              (i) Based upon the achievement of the Company's revenue objectives and earnings per share objectives pursuant to and measured against its annual business plan, as approved by the Board, Nunez shall have the opportunity to earn up to 80% of the annual Performance Bonus ($64,000) as follows:

                   A. Up to 50% of this component ($32,000) may be earned if the Company achieves its revenue objectives for the Company's fiscal year as set forth in the Company's annual business plan according to the following chart:


              Revenue Objectives               Bonus Earned
                  % of Plan                    % of $32,000
          -------------------------          ----------------
           90% of Revenues Attained              0% Earned
           91% of Revenues Attained             10% Earned
           92% of Revenues Attained             20% Earned
           93% of Revenues Attained             30% Earned
           94% of Revenues Attained             40% Earned
           95% of Revenues Attained             50% Earned
           96% of Revenues Attained             60% Earned
           97% of Revenues Attained             70% Earned
           98% of Revenues Attained             80% Earned
           99% of Revenues Attained             90% Earned
          100% of Revenues Attained            100% Earned

     Up to forty percent (40%) of the Performance Bonus amount referred to above (12,800), shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) of the Performance Bonus amount referred to above ($19,200), shall be earned in the second half of the applicable fiscal year. Notwithstanding the above, if the objectives are not achieved in the first half of the fiscal year, such objectives may not be recouped in the second half of the fiscal year.


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

                   B. Up to 50% of this component ($32,000) may be earned if the Company achieves its earnings per share objectives for the Company's fiscal year as set forth in the Company's annual business plan according to the following chart:


          Earnings per Share Objectives              Bonus Earned
                  % of Plan                          % of $32,000
          -----------------------------            ----------------
           90% of Earnings Attained                    0% Earned
           91% of Earnings Attained                   10% Earned
           92% of Earnings Attained                   20% Earned
           93% of Earnings Attained                   30% Earned
           94% of Earnings Attained                   40% Earned
           95% of Earnings Attained                   50% Earned
           96% of Earnings Attained                   60% Earned
           97% of Earnings Attained                   70% Earned
           98% of Earnings Attained                   80% Earned
           99% of Earnings Attained                   90% Earned
          100% of Earnings Attained                  100% Earned

     Up to forty percent (40%) of the Bonus amount referred to above ($12,800) shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) of the Bonus amount referred to above ($19,200) shall be earned in the second half of the applicable fiscal year. Notwithstanding the above, if the objectives are not achieved in the first half of the fiscal year, such objectives may not be recouped in the second half of the fiscal year.

         (ii) Nunez shall have the opportunity to earn up to 20% of the annual Performance Bonus ($16,000) based upon achievement of his job performance and other duties. Such component of the annual Performance Bonus shall be payable at the sole discretion of the chairman of the Board and the Board's Compensation Committee. Up to forty percent (40%) of the Bonus amount referred to in this subparagraph (ii) ($6,400) may be earned in the first half of the applicable fiscal year and up to sixty percent (60%) ($9,600) may be earned in the second half of the applicable fiscal year.

         (iii) The Performance Bonus, if any, to be paid to Nunez pursuant to this paragraph (d) shall be paid to Nunez in a lump sum payment no later than thirty days following the completion of the first half of the Company's fiscal year and no later than thirty days following the completion of the second half of the Company's fiscal year.

         (iv) In the event that Nunez is promoted to the position of chief executive officer of the Company, he will be entitled to earn an annual Performance Bonus of up to $100,000 per year, beginning on the date of his promotion. The formulae described in subparagraphs (i), (ii) and (iii) above shall be modified accordingly to take into consideration this increase in the amount of the Performance Bonus.


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

              (v) Nunez shall not participate in the profit sharing plan that is available to other officers of the Company.

     4.  Benefits Upon Voluntary Termination: In the event that Nunez
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voluntarily resigns from his employment with the Company, or in the event that
Nunez' employment terminates as a result of his death or disability, Nunez shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination.

     5.  Benefits Upon Other Termination: Nunez agrees that his employment may
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be terminated by the Company at any time, with or without cause. In the event of the termination of Nunez' employment by the Company for the reasons set forth below, he shall be entitled to the following:

         (a)  Termination for Cause: If Nunez' employment is terminated by the
              ---------------------
Company for cause as defined below, Nunez shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of his termination.

              For purposes of this Agreement, a termination "for cause" occurs if Nunez is terminated for any of the following reasons:

              (i) theft, dishonesty, or falsification of any employment or Company records;

              (ii) improper disclosure of the Company's confidential or proprietary information;

              (iii) any intentional act by Nunez which has a material detrimental effect on the Company's reputation or business; or

              (iv) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

         (b)  Termination for Other Than Cause: If Nunez' employment is
              --------------------------------
terminated by the Company for any reason other than cause, Nunez shall be entitled to the following separation benefits:

              (i) payment of a monthly amount for nine months and such monthly payment shall change from month to month as it shall be equal to Nunez' average monthly income that he received over the last twelve (12) months. Such average monthly income shall take into account all compensation that Nunez received from the Company;

              (ii) continued vesting in any unvested shares of the Company's stock which were granted to Nunez pursuant to the stock options described in subparagraph 3(c) above; and



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

              (iii) continued provision of the employee benefits described in paragraphs 3(b) for a period of nine (9) months following such termination.

         (c)  Termination Due to an Ownership Change and/or a Transfer of
              -----------------------------------------------------------
Control. In the event of an Ownership Change and/or a Transfer of Control as
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defined in the agreement dated June 2, 1994 and attached hereto as Exhibit A
                                                                   ---------
(hereinafter the "Transfer of Control Agreement") and Nunez' employment with the Company is terminated by the Company or by Nunez for the reasons set forth in the Transfer of Control Agreement, Nunez shall only be entitled to the benefits set forth therein.

     6.  Exclusive Remedy: Subject to paragraph 5 above, Nunez shall be entitled
         ----------------
to no further compensation for any damage or injury arising out of the termination of his employment by the Company.

     7.  Confidential Information and Inventions Agreement: Nunez agrees to
         -------------------------------------------------
abide by the terms and conditions of the Company's standard employee Confidential Information and Inventions Agreement that was executed by Nunez and attached hereto.

     8.  Conflict of Interest: Nunez agrees that for a period of two (2) years
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after termination of his employment with the Company, he will not, directly or indirectly, solicit the services of or in any other manner persuade an employee or customers of the Company to discontinue the person's relationship with or to the Company as an employee or customer, as the case may be.

     9.  Attorney's Fees: The prevailing party shall be entitled to recover from
         ---------------
the losing party its attorneys' fees and costs incurred in any action brought to enforce any arising out of this Agreement.

     10. Interpretation: Nunez and the Company agree that this Agreement shall
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be interpreted in accordance with and governed by the laws of the State of
California.

     11. Successors and Assigns: This Agreement shall inure to the benefit of
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and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Nunez, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     12. Entire Agreement: This Agreement constitutes the entire employment
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agreement between Nunez and the Company regarding the terms and conditions of his employment, with the exception of (i) the confidentiality and inventions agreement described in paragraph 7, (ii) any stock option agreement between Nunez and the Company and (iii) the Transfer of Control Agreement attached hereto as Exhibit A. This Agreement supersedes all prior negotiations,
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representations or agreements between Nunez and the Company, whether written or oral, concerning Nunez' employment by the Company.

     13.  No Representations: Nunez acknowledges that he is not relying,
          ------------------
and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

     14.  Validity: If any one or more of the provisions (or any part thereof)
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of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     15.  Modification: This Agreement may only be modified or amended by
          ------------
a supplemental written agreement signed by Nunez and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.


                                         IKOS SYSTEMS, INC.


Date:           9/27/94                  By: /s/ Gerald S. Casilli
     -------------------------------        ----------------------------------

                                         Its: Chairman & CEO
                                             ---------------------------------


Date:           9/27/94                     /s/ Ramon Nunez
     -------------------------------     -------------------------------------
                                         Ramon Nunez